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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 30, 2000
                                  -------------
                Date of report (Date of earliest event reported)

                                  LABARGE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

         001-05761                                       73-0574586
         ---------                                       -----------
   (Commission File Number)                    (IRS Employer Identification No.)

   9900A CLAYTON ROAD, ST. LOUIS, MISSOURI                 63124
   ---------------------------------------                 -----
   (Address of Principal Executive Offices)              (Zip Code)

                                 (314) 997-0800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)




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                                  LABARGE, INC.

                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2000, Registrant, through its wholly-owned direct subsidiary LaBarge Wireless, Inc. ("LaBarge Wireless"), sold its 90 percent equity interest in LaBarge Clayco Wireless L.L.C., a Missouri limited liability company ("LCW"), a joint venture with Clayco Construction Company, Inc. ("Clayco"), to Evolution Holdings Inc. ("Evolution"). Evolution also acquired Clayco's 10% interest in LCW. The purchase price was determined by arm's length negotiations between the parties. Subject to the finalization of post-closing adjustments, Registrant expects its portion of the net proceeds from the sale to be approximately $4.7 million, including $4.5 million in cash and $225,000 in a convertible note. At the time of the sale, the book value of Registrant's investment in the LCW joint venture was approximately $1.35 million. Registrant will use the proceeds to expand its manufacturing services business and its network technologies group activities, as well as to reduce debt.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b)      Pro forma financial information.

         At present, it is impractical for the Registrant to provide required pro forma financial information relative to the disposition of LCW, but such financial information will be filed by an amendment to this report within 60 days after the due date for filing this report.


(c)      Exhibits.

         See Exhibit Index attached hereto and incorporated herein by reference.



         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LABARGE, INC.


Date: June 30, 2000                        By: /s/ Donald H. Nonnenkamp
                                              ----------------------------------
                                              Donald H. Nonnenkamp
                                              Vice President &
                                              Chief Financial Officer



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                                  EXHIBIT INDEX


EXHIBIT NO.     EXHIBIT

      2. Equity Purchase Agreement dated as of June 30, 2000 by and among Evolution, Evolutioncom.com, Inc., Registrant, LaBarge Wireless and Clayco.

      99.       Registrant's Press Release issued June 30, 2000.